UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 10, 2017

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Gilead Sciences, Inc. (the “Company”) with the Securities and Exchange Commission on May 12, 2017 (the “Original Filing”). The Original Filing reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 10, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency with which executive compensation will be subject to future advisory stockholder votes. No other changes have been made to the Original Filing other than to provide the disclosure set forth in this Amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) At the Annual Meeting, the Company’s stockholders voted, among other matters, on an advisory basis, as to the frequency with which executive compensation will be subject to future advisory stockholder votes. As previously reported in the Original Filing, the greatest number of votes was cast in favor of every “1 Year”.

In accordance with the Board’s recommendation as set forth in the Company’s proxy statement for the Annual Meeting and consistent with the stated preference of the Company’s stockholders, the Company has determined that future advisory stockholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on this matter is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date: May 18, 2017